Exhibit 21.1

Subsidiaries of Heartland Oil and Gas Corp.

Heartland Oil and Gas Inc.
1625 Broadway, Suite 1480
Denver, CO 80202
Incorporated in the State of Nevada	C21747-2000
Incorporation Date:	August 11, 2000

Heartland Gas Gathering, LLC
1625 Broadway, Suite 1480
Denver, CO 80202
Incorporated in the State of Kansas	6067052
Incorporation Date:	October 26, 2005

Heartland International Oil Corp	.
1625 Broadway, Suite 1480
Denver, CO 80202
Incorporated in the British Virgin Islands
Incorporation Date:	April 19, 2005